UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2011
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
Dismissal of Teamsters Local Union Putative Class Action Lawsuit
On March 31, 2011, the U.S. District Court for the District of Arizona dismissed with prejudice the lawsuit entitled, Teamsters Local 617 Pension & Welfare Funds v. Apollo Group, Inc. et al., Case Number 06-cv-02674-RCB, and entered judgment in favor of Apollo Group.
The lawsuit, which was filed in November 2006, alleged that we and certain of our current and former directors and officers violated federal securities laws by purportedly making misrepresentations concerning our stock option granting practices and related accounting. Plaintiffs sought to assert class action status on behalf of a class of Apollo Group shareholders who purchased our stock between November 2001 and October 2006. In March 2009, plaintiffs’ amended complaint was dismissed in part, with leave to amend. The court has now issued a 78-page opinion dismissing plaintiffs’ second amended complaint in its entirety and with prejudice, and has entered judgment in favor of Apollo Group and the individual defendants and against plaintiffs. We expect the plaintiffs to seek a reconsideration of this ruling and, if that is not successful, to appeal the ruling.
We have not previously accrued any liability associated with this matter.
For more information about this lawsuit, see Note 19 to our Consolidated Financial Statements in our 2010 Form 10-K annual report filed with the Securities and Exchange Commission on October 21, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
April 6, 2011	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer